Exhibit 99.1

Web.com Reports Record Third Quarter 2012 Financial Results

•	Third quarter revenue and profitability exceed high end of guidance
•	Added 18,000 net new subscribers
•	Average Revenue Per User increased $0.15 in 3Q, to $13.49
•	Customer attrition remains at record low level
•	Launched process to re-price First Lien Credit Facility and lower cash interest expense

JACKSONVILLE, FL – October 25, 2012 – Web.com Group, Inc. (NASDAQ: WWWW), a leading provider of internet services and online marketing solutions for small- and medium-sized businesses, today announced results for the third quarter ended September 30, 2012.

“Web.com delivered another strong performance in the third quarter, with revenue and profitability exceeding the high-end of our guidance,” said David Brown, Chairman and CEO of Web.com. “Our strategy of consistent net subscriber growth, increasing ARPU across our three million subscribers, and delivering best-in-class churn levels is driving improved revenue growth and significant profitability and cash flow generation.”

Brown added, “Web.com has executed at a high level since announcing the acquisition of Network Solutions, and we believe we are in a position of strength to re-price our First Lien Credit Facility. Our ability to do so is expected to lead to annualized cash interest savings in the range of $8.5 million, which would further enhance Web.com’s profitability and provide us with increased resources to invest in sales and marketing and de-lever our balance sheet.”

Summary of Third Quarter 2012 Financial Results:

•	Total revenue, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $105.8 million for the third quarter of 2012, compared to $43.9 million for the third quarter of 2011. Non-GAAP revenue, which adds back the impact of the fair value adjustment to acquired deferred revenue, was $124.2 million for the third quarter of 2012, above the company’s guidance range of $122 million to $124 million.

•	Operating loss, calculated in accordance with GAAP, was $5.6 million for the third quarter of 2012 and included a $19.0 million negative impact related to the fair value adjustment to acquired deferred revenue and deferred expense, and $1.2 million of restructuring charges and corporate development expenses. For the third quarter of 2011, the company reported a GAAP operating loss of $3.8 million, which included a $2.8 million negative impact from the fair value adjustment to acquired deferred revenue and deferred expense.

•	GAAP net loss from continuing operations was $21.5 million, or ($0.45) per diluted share, for the third quarter of 2012, and included the above mentioned impact related to the fair value adjustment to acquired deferred revenue and deferred expense, restructuring charges and corporate development expenses, and an income tax benefit of $1.3 million. GAAP net loss from continuing operations was $5.4 million, or ($0.19) per diluted share, in the third quarter of 2011.

•	Non-GAAP operating income was $35.2 million for the third quarter of 2012, compared to $10.1 million for the third quarter of 2011 and representing a non-GAAP operating margin of 28%.

•	Non-GAAP net income from continuing operations was $20.8 million for the third quarter of 2012, or $0.41 per diluted share, above the company’s guidance of $19.3 million to $20.4 million, or $0.38 to $0.40 per diluted share. The Company had non-GAAP net income of $8.6 million, or $0.29 per diluted share, for the third quarter of 2011.

•	Adjusted EBITDA was $37.5 million for the third quarter of 2012, compared to $10.8 million for the third quarter of 2011 and representing a record 30% adjusted EBITDA margin.

•	The Company generated cash from operations of $20.1 million for the third quarter of 2012 and $21.2 million, excluding the pay down of accrued restructuring expenses and certain expenses associated with the recent acquisitions. This compared to $3.7 million and $8.4 million, excluding the pay down of accrued restructuring expenses, assumed compensation liability and expenses associated with the recent acquisitions, respectively, for the third quarter of 2011.

Third Quarter and Recent Business Highlights:

•	Web.com’s total net subscribers were approximately 2,991,000 at the end of the third quarter of 2012, up approximately 18,000 from the end of the second quarter.

•	Web.com’s average revenue per user (ARPU) was $13.49 for the third quarter of 2012, representing a sequential increase of 1.1% from the second quarter of 2012.

•	Customer churn remained approximately 1% for the third quarter of 2012, consistent with the previous record low level after including the contribution from Network Solutions.

•	Web.com used $14.5 million in cash to reduce its debt balance during the quarter. Since closing the acquisition of Network Solutions, Web.com has reduced its debt balance by more than $60 million as of the end of the third quarter. The Company intends to continue using its strong cash flow to reduce its debt balance.

•	Web.com announced (http://ir.web.com) that it has begun a process to re-price its First Lien Credit Facility, which totaled $590.5 million as of September 30th, 2012.

Conference Call Information

Management will host a conference call today, October 25, 2012, at 5:00 p.m. (Eastern Time), to discuss Web.com’s third quarter financial results, plans to re-price its First Lien debt, and other matters related to the Company’s business and forward looking guidance on selected financial metrics. A live webcast of the call will be available at the “Investor Relations” page of Web.com’s website, http://ir.web.com. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 401642. A replay of the webcast will also be available for a limited time at http://ir.web.com.

About Web.com

Web.com Group, Inc. (Nasdaq:WWWW) is a leading provider of internet services and online marketing solutions for small- and medium-sized businesses (SMB’s). Web.com meets the needs of SMBs anywhere along their lifecycle by offering a full range of online services and support, including domain name registration services, website design, logo design, search engine optimization, search engine marketing and local sales leads, general contractor leads, franchise and homeowner association websites, shopping cart software, eCommerce web site design and call center services. For more information on the company, please visit http://www.web.com/.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Use of Non-GAAP Financial Measures

Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Web.com believes presenting non-GAAP measures is useful to investors, because it describes the operating performance of the company, excluding some recurring charges that are included in the most directly comparable measures calculated and presented in accordance with GAAP. Web.com’s management uses these non-GAAP measures as important indicators of the Company’s past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP. You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.

Relative to each of the non-GAAP measures Web.com presents above, management further sets forth its rationale as follows:

•	Non-GAAP Revenue. Web.com excludes from non-GAAP revenue the impact of the fair value adjustment to deferred revenue because we believe that excluding such measures helps management and investors better understand our revenue trends.

•	Non-GAAP Operating Income. Web.com excludes from non-GAAP operating income amortization of intangibles, fair value adjustment to deferred revenue and deferred expense, restructuring charges, corporate development expenses, stock-based compensation charges, and gains or losses from asset sales. Management believes that excluding these items assists investors in evaluating period-over-period changes in Web.com’s operating income without the impact of items that are not a result of the Company’s day-to-day business and operations.

•	Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share. Web.com excludes from non-GAAP net income and non-GAAP net income per diluted share amortization of intangibles, income tax expense, fair value adjustment to deferred revenue and deferred expense, restructuring charges, corporate development expenses, amortization of deferred financing fees, stock-based compensation, gains or losses from asset sales and includes cash income tax expense, because management believes that excluding such measures helps investors better understand the Company’s operating activities.

•	Adjusted EBITDA. Web.com excludes from Adjusted EBITDA depreciation expense, amortization of intangibles, income tax, interest expense, interest income, stock-based compensation, gains or losses from asset sales, corporate development expenses, and restructuring charges, because management believes that excluding such items helps investors better understand the Company’s operating activities.
•	In respect of the foregoing, Web.com provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

•	Stock-based compensation. These expenses consist of expenses for employee stock options and employee stock purchases under ASC 718-10. While stock-based compensation expense calculated in accordance with ASC 718-10 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by Web.com and because such expense is not used by management to assess the core profitability of the Company’s business operations. Web.com further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding this item from various non-GAAP measures facilitates comparisons to the Company’s competitors’ operating results.

•	Amortization of intangibles. Web.com incurs amortization of acquired intangibles under ASC 805-10-65. Acquired intangibles primarily consist of customer relationships, non-compete agreements, trade names, and developed technology. Web.com expects to amortize for accounting purposes the fair value of the acquired intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for Web.com, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance. In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to Web.com’s historical operating results and comparisons to the Company’s competitors’ operating results.

•	Depreciation expense. Web.com incurs depreciation expense associated with its fixed assets. Although the fixed assets generate revenue for Web.com, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. In addition, excluding this item from certain non-GAAP measures facilitates management’s internal comparisons to Web.com’s historical operating results and comparisons to the Company’s competitors’ operating results.

•	Amortization of deferred financing fees. Web.com incurs amortization expense related to deferred financing fees. This item is excluded because Web.com believes the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance. In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to Web.com’s historical operating results and comparisons to the Company’s competitors’ operating results.

•	Restructuring charges. Web.com has recorded restructuring charges. Web.com excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company’s business operations.

•	Income tax expense. Due to the magnitude of Web.com’s historical net operating losses and related deferred tax asset, the Company excludes income tax expense from its non-GAAP measures primarily because they are not indicative of the cash tax paid by the Company and therefore are not reflective of ongoing operating results. Further, excluding this non-cash item from non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results. Web.com also excludes income tax expense altogether from certain non-GAAP financial measures because the Company believes that the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance and facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•	Fair value adjustment to deferred revenue and deferred expense. Web.com has recorded a fair value adjustment to acquired deferred revenue and deferred expense in accordance with ASC 805-10-65. Web.com excludes the impact of this adjustment from its non-GAAP measures, because doing so results in non-GAAP revenue and non-GAAP net income which are reflective of ongoing operating results and more comparable to historical operating results, since the majority of the Company’s revenue is recurring subscription revenue. Excluding the fair value adjustment to deferred revenue and deferred expense therefore facilitates management’s internal comparisons to Web.com’s historical operating results.

•	Corporate development expenses. Web.com incurred expenses relating to the acquisition and successful integration of acquisitions. Web.com excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company’s business operations.

•	Gains or losses from asset sales. Web.com excludes the impact of asset sales from its non-GAAP measures because the non-cash impact of this item is not considered part of our ongoing operations.

Forward-Looking Statements

This press release includes certain “forward-looking statements” including, without limitation, statements regarding expected growth in ARPU, expected subscriber growth, expected strong cash flow and continued use of it to reduce Web.com’s debt balance, expected ability to reprice its First Lien Credit Facility and expected annualized cash interest savings as a result of any expected repricing, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts.  These statements are sometimes identified by words such as “believe,” “will,” “expect,” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com’s actual results could differ materially from those anticipated in these forward-looking statements.  These statements are based on Web.com’s current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, Web.com’s ability to integrate the Network Solutions business into Web.com, disruption created by the Network Solutions acquisition and from integration efforts making it more difficult to maintain relationships with customers, employees or suppliers; risks related to the successful offering of the combined company’s products and services; the risk that the anticipated benefits of the acquisition may not be realized; and other risks that may impact Web.com’s business.  Other risk factors are set forth under the caption, “Risk Factors,” in Web.com’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, as filed with the Securities and Exchange Commission, which is available on a website maintained by the Securities and Exchange Commission at www.sec.gov.  Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contact:

Web.com

Susan Datz Edelman

Director, Investor Relations and Corporate Communications

904-680-6909

sedelman@web.com

ICR for Web.com

Brian Denyeau

646-277-1251

Brian.denyeau@icrinc.com

Source: Web.com

Web.com Group, Inc.

Consolidated Statements of Operations

(in thousands except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Revenue:
Subscription	$102,279	$43,398	$287,451	$123,642
Professional services and other	3,474	505	8,762	1,983
Total revenue	105,753	43,903	296,213	125,625

Cost of revenue (excluding depreciation and amortization shown separately below):
Subscription	38,096	17,026	113,196	51,642
Professional services and other	2,099	335	5,407	1,062
Total cost of revenue	40,195	17,361	118,603	52,704

Gross profit	65,558	26,542	177,610	72,921

Operating expenses:
Sales and marketing	30,892	11,080	86,775	32,190
Research and development	7,883	3,264	26,049	10,202
General and administrative	11,417	11,207	38,439	23,908
Restructuring charges	1,171	85	2,524	330
Depreciation and amortization	19,816	4,696	59,228	14,213
Total operating expenses	71,179	30,332	213,015	80,843
Loss from operations	(5,621)	(3,790)	(35,405)	(7,922)

Other (expense) income:
Interest expense, net	(17,166)	(1,486)	(52,121)	(4,598)
Gain on sale of joint venture	-	-	5,156	-
Loss before income taxes from continuing operations	(22,787)	(5,276)	(82,370)	(12,520)
Income tax benefit (expense)	1,285	(195)	12,031	(657)
Net loss from continuing operations	(21,502)	(5,471)	(70,339)	(13,177)

Discontinued operations:
Gain from discontinued operations, net of tax	-	75	-	325
Income from discontinued operations, net of tax	-	75	-	325

Net loss	$(21,502)	$(5,396)	$(70,339)	$(12,852)

Basic earnings per share:
Loss from continuing operations attributable per common share	$(0.45)	$(0.19)	$(1.50)	$(0.48)
Income from discontinued operations attributable per common share	$-	$-	$-	$0.01
Net loss per common share	$(0.45)	$(0.19)	$(1.50)	$(0.47)

Diluted earnings per share:
Loss from continuing operations attributable per common share	$(0.45)	$(0.19)	$(1.50)	$(0.48)
Income from discontinued operations attributable per common share	$-	$-	$-	$0.01
Net loss per common share	$(0.45)	$(0.19)	$(1.50)	$(0.47)

Weighted-average number of shares used in per share amounts:
Basic	47,307	27,705	46,834	27,308
Diluted	47,307	27,705	46,834	27,308

Web.com Group, Inc.

Consolidated Balance Sheets

(in thousands except per share data)

	September 30, 2012	December 31, 2011
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$11,487	$13,364
Restricted investments	601	296
Accounts receivable, net of allowance $2,061 and $1,560, respectively	17,808	13,094
Prepaid expenses	10,380	5,184
Deferred expenses	58,585	57,302
Deferred taxes	16,089	18,563
Deferred financing fees and other current assets	6,378	4,716
Total current assets	121,328	112,519

Restricted investments	710	714
Property and equipment, net	38,830	25,696
Deferred expenses	64,309	68,136
Goodwill	628,176	631,362
Intangible assets, net	487,025	539,979
Other assets	14,471	21,074
Total assets	$1,354,849	$1,399,480

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$10,909	$4,931
Accrued expenses	12,391	15,953
Accrued compensation and benefits	12,658	15,956
Accrued restructuring costs and other reserves	3,307	5,687
Deferred revenue	182,830	142,157
Current portion of debt	15,302	4,182
Other liabilities	2,624	2,496
Total current liabilities	240,021	191,362

Deferred revenue	167,413	132,814
Long-term debt	666,902	714,703
Deferred tax liabilites	66,217	84,832
Other long-term liabilities	3,926	4,013
Total liabilities	1,144,479	1,127,724

Stockholders' equity
Common stock, $0.001 par value per share; 150,000,000 shares authorized; 49,100,570 and 47,359,304 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	49	47
Additional paid-in capital	450,901	441,955
Accumulated other comprehensive income	5	-
Accumulated deficit	(240,585)	(170,246)
Total stockholders' equity	210,370	271,756

Total liabilities and stockholders' equity	$1,354,849	$1,399,480

Web.com Group, Inc.

Reconciliation of GAAP to Non-GAAP Results

(in thousands except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Reconciliation of GAAP revenue to non-GAAP revenue
GAAP revenue	$105,753	$43,903	$296,213	$125,625
Fair value adjustment to deferred revenue	18,408	2,755	69,014	12,327
Non-GAAP revenue	$124,161	$46,658	$365,227	$137,952

Reconciliation of GAAP net loss to non-GAAP net income
GAAP net loss	$(21,502)	$(5,396)	$(70,339)	$(12,852)
Amortization of intangibles	17,588	3,912	52,953	11,686
Loss on sale of assets	-	12	402	10
Stock based compensation	3,112	1,760	8,850	4,985
Income tax (benefit) expense	(1,285)	195	(12,031)	657
Restructuring charges	1,171	85	2,524	330
Corporate development	16	5,281	660	5,294
Amortization of deferred financing fees	3,071	313	9,370	939
Cash income tax expense	(335)	(325)	(1,033)	(473)
Fair value adjustment to deferred revenue	18,408	2,755	69,014	12,327
Fair value adjustment to deferred expense	552	45	1,880	202
Gain on sale of joint venture	-	-	(5,156)	-
Non-GAAP net income	$20,796	$8,637	$57,094	$23,105

Reconciliation of GAAP basic net loss per share to non-GAAP basic net income per share
Basic GAAP net loss	$(0.45)	$(0.19)	$(1.50)	$(0.47)
Amortization of intangibles	0.38	0.13	1.14	0.43
Gain on sale of assets	-	-	0.01	-
Stock based compensation	0.07	0.06	0.19	0.18
Income tax (benefit) expense	(0.03)	-	(0.26)	0.02
Restructuring charges	0.02	0.01	0.05	0.01
Corporate development	-	0.19	0.01	0.19
Amortization of deferred financing fees	0.06	0.01	0.20	0.03
Cash income tax expense	(0.01)	(0.01)	(0.02)	(0.02)
Fair value adjustment to deferred revenue	0.39	0.11	1.47	0.47
Fair value adjustment to deferred expense	0.01	-	0.04	0.01
Gain on sale of joint venture	-	-	(0.11)	-
Basic Non-GAAP net income per share	$0.44	$0.31	$1.22	$0.85

Reconciliation of GAAP diluted net loss per share to non-GAAP diluted net income per share
Fully diluted shares:
Common stock	47,307	27,705	46,834	27,308
Diluted stock options	2,339	1,556	2,249	2,213
Diluted restricted stock	1,155	905	1,152	1,014
Total	50,801	30,166	50,235	30,535

Diluted GAAP net loss per share	$(0.45)	$(0.19)	$(1.50)	$(0.47)
Diluted equity	0.03	0.01	0.10	0.05
Amortization of intangibles	0.35	0.13	1.05	0.38
Gain on sale of assets	-	-	0.01	-
Stock based compensation	0.06	0.06	0.18	0.16
Income tax (benefit) expense	(0.03)	0.01	(0.24)	0.02
Restructuring charges	0.02	-	0.05	0.01
Corporate development	-	0.18	0.01	0.17
Amortization of deferred financing fees	0.06	0.01	0.19	0.03
Cash income tax expense	(0.01)	(0.01)	(0.02)	(0.02)
Fair value adjustment to deferred revenue	0.37	0.09	1.37	0.42
Fair value adjustment to deferred expense	0.01	-	0.04	0.01
Gain on sale of joint venture	-	-	(0.10)	-
Diluted Non-GAAP net income per share	$0.41	$0.29	$1.14	$0.76

Reconciliation of GAAP operating loss to non-GAAP operating income
GAAP operating loss	$(5,621)	$(3,790)	$(35,405)	$(7,922)
Amortization of intangibles	17,588	3,912	52,953	11,686
Loss on sale of assets	-	12	402	10
Stock based compensation	3,112	1,760	8,850	4,985
Restructuring charges	1,171	85	2,524	330
Corporate development	16	5,281	660	5,294
Fair value adjustment to deferred revenue	18,408	2,755	69,014	12,327
Fair value adjustment to deferred expense	552	45	1,880	202
Non-GAAP operating income	$35,226	$10,060	$100,878	$26,912

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	-5%	-9%	-12%	-6%
Amortization of intangibles	13%	8%	14%	8%
Restructuring charges	1%	0%	1%	0%
Corporate development	0%	11%	0%	4%
Fair value adjustment to deferred revenue	16%	8%	23%	10%
Fair value adjustment to deferred expense	0%	0%	1%	0%
Stock based compensation	3%	4%	1%	4%
Non-GAAP operating margin	28%	22%	28%	20%

Reconciliation of GAAP operating loss to adjusted EBITDA
GAAP operating loss	$(5,621)	$(3,790)	$(35,405)	$(7,922)
Depreciation and amortization	19,816	4,696	59,228	14,213
Loss on sale of assets	-	12	402	10
Stock based compensation	3,112	1,760	8,850	4,985
Restructuring charges	1,171	85	2,524	330
Corporate development	16	5,281	660	5,294
Fair value adjustment to deferred revenue	18,408	2,755	69,014	12,327
Fair value adjustment to deferred expense	552	45	1,880	202
Adjusted EBITDA	$37,454	$10,844	$107,153	$29,439

Reconciliation of GAAP operating margin to adjusted EBITDA margin
GAAP operating margin	-5%	-9%	-12%	-6%
Depreciation and amortization	15%	11%	15%	10%
Stock based compensation	3%	4%	2%	4%
Restructuring charges	1%	0%	1%	0%
Corporate development	0%	11%	0%	4%
Fair value adjustment to deferred revenue	16%	6%	22%	9%
Fair value adjustment to deferred expense	0%	0%	1%	0%
Adjusted EBITDA margin	30%	23%	29%	21%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Stock based compensation
Subscription (cost of revenue)	$322	$231	$965	$628
Sales and marketing	705	321	2,066	884
Research and development	500	231	1,488	667
General and administration	1,585	977	4,331	2,806
Total	$3,112	$1,760	$8,850	$4,985

Web.com Group, Inc.

Consolidated Statement of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Cash flows from operating activities

Net loss	$(21,502)	$(5,395)	$(70,339)	$(12,852)

Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on sale of equity method investment	-	-	(5,156)	-
Gain on sale of discontinued operations, net of tax	-	(75)	-	(325)
Depreciation and amortization	19,815	4,696	59,228	14,213
Stock-based compensation expense	3,112	1,759	8,850	4,985
Deferred income tax (benefit) expense	(1,627)	(130)	(13,084)	184
Amortization of debt issuance costs and other	3,071	325	9,770	949
Changes in operating assets and liabilities:
Accounts receivable, net	(2,365)	(430)	(4,707)	371
Prepaid expenses and other assets	(1,415)	281	(6,156)	(796)
Deferred expense	2,888	395	2,512	817
Accounts payable	5,950	623	5,116	(160)
Accrued expenses and other liabilities	(1,260)	1,935	(3,618)	496
Accrued compensation and benefits	453	(738)	(3,332)	(3,944)
Accrued restructuring	(59)	(267)	(3,013)	(2,010)
Deferred revenue	13,037	697	75,275	8,542
Net cash provided by operating activities	20,098	3,676	51,346	10,470

Cash flows from investing activities

Proceeds from sale of discontinued operations	-	75	-	325
Proceeds from sale of equity method investment	-	-	7,197	-
Purchase of property and equipment	(11,673)	(915)	(18,990)	(3,598)
Other	-	(130)	-	82
Net cash used in investing activities	(11,673)	(970)	(11,793)	(3,191)

Cash flows from financing activities

Stock issuance costs	(11)	(2)	(11)	(9)
Common stock repurchased	(298)	-	(3,497)	(448)
Payment of debt obligations	(14,500)	(3,240)	(42,500)	(16,010)
Proceeds from exercise of stock options and other	1,123	316	4,578	8,633
Net cash used in financing activities	$(13,686)	$(2,926)	$(41,430)	$(7,834)

Net decrease in cash and cash equivalents	(5,261)	(220)	(1,877)	(555)
Cash and cash equivalents, beginning of period	16,748	15,972	13,364	16,307
Cash and cash equivalents, end of period	$11,487	$15,752	$11,487	$15,752

Supplemental cash flow information:
Interest paid	$14,216	$1,232	$42,690	$3,762
Income tax paid	$95	$152	$196	$927